UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2017

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 8.01.     Other Events.

On July 12, 2017, Digital Stout Holding, LLC, of which Digital Realty Trust, L.P. is the sole member, commenced an offering of two series of Pound Sterling-denominated Guaranteed Notes due 2024 (the “2024 Notes”) and 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”). The Notes will be senior unsecured obligations of Digital Stout Holding, LLC and will be fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. Consummation of the offering is subject to market and other conditions. The Notes will be offered only outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and will not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements. The final terms of the Notes will be determined at the time of pricing. We intend to use the net proceeds from the offering of the 2024 Notes to fund a portion of the repayment, redemption and/or discharge of DFT (as defined below) debt and the payment of certain transaction fees and expenses incurred in connection with the DFT Merger (as defined below). If the net proceeds from the offering of the 2024 Notes (and other financing sources) exceed the amount needed to fund the contemplated repayment of DFT debt and the payment of transaction fees and expenses incurred in connection with the DFT Merger, we intend to use such excess net proceeds to repay borrowings under Digital Realty Trust, L.P.’s global revolving credit facility, acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of other outstanding debt or equity securities. We intend to use the net proceeds from the offering of the 2029 Notes to temporarily repay borrowings outstanding under Digital Realty Trust, L.P.’s global revolving credit facility, acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of outstanding debt or equity securities.

As previously announced, on June 8, 2017, we entered into an Agreement and Plan of Merger (the “DFT Merger Agreement”) with DuPont Fabros Technology, Inc., a Maryland corporation (“DFT”), and DuPont Fabros Technology, L.P., a Maryland limited partnership (together with DFT, the “DFT Parties”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the DFT Parties will be merged with and into our wholly owned subsidiaries (the “DFT Merger”).

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or implied by such statements, including statements related to the timing and consummation of the offering of the Notes, the intended use of the net proceeds from the offering and the DFT Merger. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering and the DFT Merger. We cannot assure you that we will be able to complete the offering or the DFT Merger on the anticipated terms, or at all. For a further list and description of such risks and uncertainties, see the reports and other filings by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. with the U.S. Securities and Exchange Commission, including our combined Annual Report on Form 10-K for the year ended December 31, 2016, our combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and our combined Current Report on Form 8-K filed on July 10, 2017. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 12, 2017

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary